Exhibit 11.1

Ernest L. Tomkiewicz CPA PLLC

22 Bridge Street Suite 11

Concord, NH 03301

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to incorporate our audit report dated April 5, 2025, with Compound Real Estate Bonds, Inc (“CBI”) SEC Form 1-K, Regulation A Annual Report under the Securities Act of 1933. Our report is on the consolidated financial statements of CBI for the years ended December 31, 2024 and December 31, 2023.

Sincerely,

Ernest L. Tomkiewicz CPA PLLC

Concord, NH USA

April 29, 2025